Exhibit 10.2

INDEMNIFICATION AGREEMENT

(Supreme Industries, Inc.)

THIS AGREEMENT is made this 16th day of February, 2011, between Supreme Industries, Inc., a Delaware corporation (the “Company”), and Kim Korth (“Indemnitee”).

Competent and experienced persons are becoming more reluctant to serve as directors and/or officers of corporations unless they are provided with adequate protection against claims and actions against them for their activities on behalf or at the request of such corporations, generally through insurance and/or indemnification.

Uncertainties in the interpretations of the statutes and regulations, laws, and public policies relating to indemnification of corporate directors and officers are such as to make adequate, reliable assessment of the risks to which directors and officers of such corporations may be exposed difficult, particularly in light of the proliferation of lawsuits against directors and officers generally.

The Board of Directors of the Company, based upon its business experience, has concluded that the continuation of present trends in litigation against corporate directors and officers will inevitably make it more difficult for the Company to attract and retain directors and officers of the highest degree of competence committed to the active and effective direction and supervision of the business and affairs of the Company and its subsidiaries and affiliates and the operation of its and their facilities. In fact, the Board deems such consequence to be so detrimental to the best interests of the Company that it has concluded that the Company should act to provide its directors and officers with enhanced protection against inordinate risks attendant on their positions in order to assure that the most capable persons otherwise available will be attracted to, or will remain in, such positions. In such connection, such directors have further concluded that it is not only reasonable and prudent but necessary for the Company to obligate itself contractually to indemnify, to the fullest extent permitted by applicable law, financial responsibility for expenses and liabilities which might be incurred by such individuals in connection with claims lodged against them for their decisions and actions in such capacities.

The General Corporation Law of the State of Delaware, under which law the Company is organized, empowers a corporation organized in Delaware to indemnify persons who serve as directors and/or officers of the corporation, or persons who serve at the request of the corporation as directors and/or officers of an affiliated corporation, further specifies that the indemnification provided by law “shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise,” and further empowers a corporation to “purchase and maintain insurance” on behalf of such persons “against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this [provision].”

The Certificate of Incorporation and Bylaws of the Company permit indemnification to the fullest extent permitted by applicable law.

The Company desires to have the Indemnitee serve or continue to serve as a director and/or officer of the Company, and/or as a director, officer, employee, partner, trustee, agent, and/or fiduciary of such other corporations, partnerships, joint ventures, employee benefit plans, trusts, and/or other enterprises (herein referred to as “Company Affiliate”) of which he or she has been or is serving, or will serve on behalf of or at the request of or for the convenience of, or to represent the interests of the Company, free from undue concern for unpredictable, inappropriate, or unreasonable claims for damages by reason of his or her being, or having been, a director and/or officer of the Company, and/or a director, officer, employee, partner, trustee, agent, and/or fiduciary of a Company Affiliate, or by reason of his or her decisions or actions on their behalf.

The Indemnitee is willing to serve, or to continue to serve, or to take on additional service for, the Company and/or the Company Affiliate in such aforesaid capacities on the condition that he or she be indemnified as provided for herein.

Accordingly, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

1                                          Services to the Company: The Indemnitee shall serve or continue to serve as a director and/or officer of the Company (in the case of a Company officer at the will of the Company or under separate contract, if any such contract exists or shall hereafter exist), and/or as a director, and/or officer, or fiduciary of a Company Affiliate, faithfully and to the best of his or her ability so long as he or she is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable constitutive documents thereof; provided. however that: (a) the Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligations which the Indemnitee has assumed apart from this Agreement); and (b) neither the Company nor the Company Affiliate will have any obligation under this Agreement to continue the Indemnitee in any such position.

2                                          Right to Indemnification:

2.1                                 The Company shall, to the fullest extent authorized by the Delaware General Corporation Law (the “DGCL”) or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the DGCL or other applicable law permitted the Company to provide prior to such change), indemnify any Indemnitee who is or was involved in any manner

(including, without limitation, as a party or witness), or is threatened to be made so involved, in any threatened, pending, or completed investigation, claim, action, suit, or proceeding whether civil, criminal, administrative, or investigative (including, without limitation, any action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor) (herein referred to as a “Proceeding”) by reason of the fact that such person is or was a director or officer of the Company, is or was serving at the request of the Company as a director or officer of any Company Affiliate, and/or or by reason of any action alleged to have been taken or omitted in any such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided. however, that, except as provided in Paragraph 3.4, the foregoing shall not apply to a director or officer of the Company with respect to a Proceeding that was commenced by such director or officer unless such Proceeding was authorized or consented to by the Board of Directors of the Company.. Such indemnification shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.  For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee in respect of an alleged breach of fiduciary duties to the fullest extent permitted under Section 102(b)(7) of the DGCL as in existence on the date hereof.

2.2                                 Notwithstanding the obligation of the Company to indemnify attorneys’ fees as above provided in Paragraph 2.1, as a condition to being so indemnified the following shall apply. With regard to any “Proceeding” (as above defined), there will be groups the members of which have totally common interests  —  i.e., their goals are identical and there are no conflicts-of-interest among them. At such time as the determination of these groups has been completed (such determination to be made by “Independent Counsel” [as hereafter defined] if the parties involved cannot make such determination among themselves), each group shall, by majority vote of those comprising such group, select a single attorney or law firm to serve as (exclusive) legal counsel for all of the members of such group. In the event that any member of any such group acts independently by retaining the legal services of any other attorney or law firm to additionally or separately represent him, her, or it, all legal fees and expenses of such independently retained attorney or law firm shall be the (sole) responsibility of such independently acting member of the group.

3                                          Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings: Remedies: In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions, and remedies shall apply with respect to advancement of expenses and the right to indemnification hereunder:

3.1                                 Advancement of Expenses: All expenses (including attorneys’ fees) incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Company within twenty (20) calendar days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee (and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced only if, and to the extent that, it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses hereunder, which undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment).  Advances shall be unsecured and interest-free.

3.2                                 Procurement for Determination of Entitlement to Indemnification:

3.2.1                        To obtain indemnification as herein provided, an Indemnitee shall submit to the President or Secretary of the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (herein referred to as the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than 60 calendar days after receipt by the Company of the written request for Indemnification together with the Supporting Documentation. The Secretary or President of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

3.2.2                        The Indemnitee’s entitlement to indemnification hereunder shall (except as provided in Subparagraph 3.2.3 below) be determined in one of the following ways (each of which shall give effect to the presumptions set forth in Paragraph 3.3): (a) by a majority vote of the Disinterested Directors (as hereinafter defined) if they constitute a quorum of the Board of Directors; (b) by a written opinion of Independent Counsel (as hereinafter defined) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs: (c) by the stockholders of the Company (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (d) as provided in Paragraph 3.3. In the event that this Subparagraph 3.2.2 applies, stockholder approval will be deemed to have been received if the holders of a majority of the Company’s total common stock outstanding vote in favor of such approval.

3.2.3                        Notwithstanding what is stated above, in the event of a Change in Control (see definition contained in Exhibit “A” hereto) the Indemnitee’s entitlement to indemnification shall be determined by a written opinion of Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. The Independent Counsel shall be selected by the Indemnitee. In the event the Company objects to the Independent Counsel so selected, within seven days after written notice of the selection has been given by the Indemnitee to the Company, the Company may object to such selection by written notification given to the Indemnitee. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of “Independent Counsel” as hereafter defined, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with the performance of his or her responsibilities hereunder, and the Company shall pay all reasonable fees and expenses instant to the implementation of the procedures referred to above. Upon the due commencement of any judicial proceeding or arbitration pursuant to Subparagraph 3.4.1 hereof, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

3.2.4                        In the event of a Potential Change in Control (as hereinafter defined), the Company, upon written request by the Indemnitee, shall create a trust (which shall be a “grantor trust” for federal income tax purposes) for the benefit of the Indemnitee and from time to time upon written request of the Indemnitee shall fund such trust in an amount sufficient to satisfy any and all expenses which at the time of each such request it is reasonably anticipated will be incurred in connection with a Proceeding for which the Indemnitee is entitled to rights of indemnification under Paragraph 2 hereof, and any and all judgments, fines, penalties, and settlement amounts of any and all proceedings for which the Indemnitee is entitled to rights of indemnification under Paragraph 2 from time to time actually paid or claimed, reasonably anticipated, or proposed to be paid. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel referred to in Subparagraph 3.2.2 above. The terms of the trust shall provide that upon a Change in Control:  (i) the trust shall ‘not be revoked or the principal thereof invaded, without the written consent of the Indemnitee; (ii) the trustee shall advance, within two (2) business days of a request by the Indemnitee, any and all expenses to the Indemnitee; (iii) the trust shall continue to be funded by the Company in accordance with the funding obligations set forth above; (iv) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee is entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by such Independent Counsel that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be an institutional trustee with a highly regarded reputation chosen by the Indemnitee. Nothing in this Subparagraph 3.2.4 shall relieve the Company of any of its obligations under this Agreement. Nothing contained in this Subparagraph 3.2.4. shall prevent the Board of Directors of the Company in its discretion at any time and from time to time, upon request of the Indemnitee, from providing security to the Indemnitee for the Company’s obligations hereunder through an irrevocable line of credit, funded trust as described above, or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the Indemnitee’s prior written consent.

3.3                                 Presumptions and Effect of Certain Proceedings: Except as otherwise expressly provided herein, the Indemnitee shall be presumed to be entitled to indemnification hereunder upon submission of a request for indemnification together with the Supporting Documentation in accordance with Subparagraph 3.2.1, and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Paragraph 3.2 to determine entitlement to indemnification have not been appointed or have not made a determination within 60 calendar days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification, and the Indemnitee shall be entitled to such indemnification unless the Company establishes as provided in the final sentence of Paragraph 3.4.2 or by written opinion of Independent Counsel that: (a) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation; or (b) such indemnification is prohibited by law. The termination of any Proceeding described in Paragraph 2, or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

3.4                                 Remedies of Indemnitee:

3.4.1                        In the event that a determination is made pursuant to Paragraph 3.2 that the Indemnitee is not entitled to indemnification hereunder: (a) the Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Indemnitee’s option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction, or (y) an arbitration to be conducted by a single arbitrator, selected by mutual agreement of the Company and the Indemnitee (or, failing such agreement by the then sitting Chief Judge of the United States District Court for the appropriate jurisdiction), pursuant to the commercial arbitration rules of the American Arbitration Association, and with respect to any such arbitration, a judgment thereon to be entered by any court of competent jurisdiction; (b) any such judicial proceeding or arbitration shall be de novo, and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (c) in any such judicial proceeding or arbitration, the Company shall have the burden of proving that indemnification is prohibited by applicable law. If any such determination is made, the Indemnitee shall be entitled, on five days’ written notice to the Secretary of the Company, to receive the written report of the persons making such determination, which report shall include the reasons and factual findings, if any, upon which such determination was based.

3.4.2                        If a determination has been made, or is deemed to have been made, pursuant to Paragraph 3.2 or 3.3, that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless the Company establishes as provided in the final sentence of this paragraph that: (a) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation; or (b) such indemnification is prohibited by law. If either (x) advancement of expenses is not timely made pursuant to Paragraph 3.1, or (y) payment of indemnification is not made within five calendar days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Paragraph 3.2 or 3.3, the

Indemnitee shall be entitled to seek judicial enforcement of the Company’s obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (a) or (b) of this Subparagraph 3.4.2 (herein referred to as a “Disqualifying Event”); provided, however, that in any such action the Company will have the burden of proving the occurrence of such Disqualifying Event.

3.4.3                        The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Paragraph 3.4 that the procedures and presumptions of this Paragraph 3 are not valid, binding, and enforceable, and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

3.4.4                        If the Indemnitee, pursuant to this Paragraph 3.4, seeks a judicial adjudication of, or an award in arbitration to enforce, his or her rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, those expenses (see definition contained in Paragraph 2 above) actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.  Provided, however, notwithstanding what has just been stated:  (1) the amount of expenses for reimbursement during the Indemnitee’s taxable year may not affect the expenses eligible for reimbursement in any other taxable year; (2) the reimbursement of an eligible expense must be made on or before ninety (90) days after the date the Indemnitee prevailed in such adjudication or arbitration; (3) the right to reimbursement may not be subject to liquidation or exchange for another benefit.  Further, the Indemnitee’s recovery from the Company of any such expenses must take place during the duration of this Agreement (see Paragraph 5.1 which follows).

3.5                                 Definitions: For purposes of this Paragraph 3:

“Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

“Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Company or the Indemnitee in any matter material to either such party; or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the laws of the State of Delaware would have a conflict of interest in representing either the company or the Indemnitee in an action to determine the Indemnitee’s rights hereunder.

“Potential Change in Control” shall be deemed to have occurred if: (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) a person (including the Company) publicly announces a legitimate intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock  of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5 % or more of the combined voting power of the Company’s then outstanding voting securities, increases his or her beneficial ownership of such securities by five percentage points or more over the percentage so owned by such person; or (iv) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

4                                          Other Rights to Indemnification: The indemnification and advancement of costs and expenses (including attorneys’ fees and disbursements) provided by this Agreement shall be in addition to, and shall not be deemed exclusive of, any other rights to which the Indemnitee may now or in the future be entitled under any provision of applicable law, the Certificate of Incorporation, or any Bylaw of the Company or any other agreement, or any vote of directors or stockholders or otherwise, whether as to action in his or her official capacity or in another capacity while occupying any of the positions or having any of the relationships referred to in Paragraph 1 of this Agreement.

5                                          Duration of Agreement:

5.1                                 This Agreement shall be effective from and after the date hereof, and shall continue until and terminate upon the later of: (i) the tenth (10th) anniversary after the Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Paragraph 1 of this Agreement; or (ii) (a) the final termination or resolution of all proceedings with respect to the Indemnitee commenced during such ten (10) year period, and (b) either (x) receipt by the Indemnitee of the Indemnification to which he or she is entitled hereunder with respect thereto, or (y) a final adjudication or binding arbitration that the Indemnitee is not entitled to any further indemnification with respect thereto, as the case may be.

5.2                                 This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and his or her heirs, devisees, executors, administrators, or other legal representatives.

6.                                       Severability: If any provision or provisions of this Agreement are held to be invalid, illegal, or unenforceable under any particular circumstances or for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, all other portions of any paragraph or clause of this Agreement that contains any provision that has been found to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) or the validity, legality, or enforceability under any other circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible consistent with applicable law, the provisions of this Agreement (including, without limitation, all other portions of any paragraph or clause of this Agreement that contains any such provision that has been found to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be deemed revised and shall be construed so as to give effect to the intent manifested by this Agreement (including the provision held invalid, illegal, or unenforceable).

7.                                       Identical Counterparts: This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

8.                                       Headings: The headings of the paragraphs of this Agreement are inserted for convenience and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

9.                                       Modification and Waiver: No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

10.                                 Notification and Defense of Claim: The Indemnitee agrees to notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any matter which may be subject to indemnification hereunder, whether civil, criminal, or investigative; provided. however, that the failure of the Indemnitee to give such notice to the Company shall not adversely affect the Indemnitee’s rights under this Agreement except to the extent the Company has been materially prejudiced as a direct result of such failure. Nothing in this Agreement shall constitute a waiver of the Company’s right to seek participation at its own expense in any Proceeding which may give rise to indemnification hereunder.

11.                                 Notices: All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed; or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, in either case:

(a)           if to the Indemnitee, at the address indicated on the signature page hereof;

(b)           if to the Company:

Supreme Industries, Inc.

2581 E. Kercher Road

Goshen, IN 46528

or to such address as may have been furnished to either party by the other Party.

12                                    Governing Law: The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

13.                                 Subsequent Legislation: If there is a change in the DGCL or other applicable law (whether by statute or judicial decision) after adoption of this Agreement to expand further the indemnification permitted to directors or officers, then the Company shall indemnify Indemnitee to the fullest extent permitted by the DGCL or other applicable law, as so amended.  Any amendment, alteration or repeal of the DGCL or other applicable law that adversely affects any right of Indemnitee shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place before such amendment or repeal.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

Supreme Industries, Inc.

By:	/s/ Herbert M. Gardner
Herbert M. Gardner,
Chairman of the Board

INDEMNITEE:

/s/ Kim Korth
Kim Korth

Residence Address:

Exhibit “A”

to

Indemnification Agreement

I.              Change in the ownership of a corporation

(A)  In general.  A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.  However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation).    An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock.  This applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction.

(B)           Persons acting as a group.  Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the corporation.  If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase, or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

II.            Change in the effective control of a corporation.

(A)          In general.  Notwithstanding that a corporation has not undergone a change in ownership, (see above), a change in the effective control of a corporation occurs only on the date that either —

(1)           Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or

(2)           A majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the election, provided that for purposes of this paragraph  the term corporation refers solely to the relevant corporation

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for which no other corporation is a majority shareholder for purposes of that paragraph (for example, if Corporation A is a publicly held corporation with no majority shareholder, and Corporation A is the majority shareholder of Corporation B, which is the majority shareholder of Corporation C, the term corporation for purposes of this paragraph would refer solely to Corporation A).

(B)           Multiple change in control events.  A change in effective control also may occur in any transaction in which either of the two corporations involved in the transaction has a change in control event.  Thus, for example, assume Corporation P transfers more than 40 percent of the total gross fair market value of its assets to Corporation O in exchange for 35 percent of O’s stock.  P has undergone a change in ownership of a substantial portion of its asset, and O has a change in effective control.

(C)           Acquisition of additional control.  If any one person, or more than one person acting as a group, is considered to effectively control a corporation, the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation (or to cause a change in the ownership of the corporation).

(D)          Persons acting as a group.  Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the corporation.  If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase, or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

III.           Change in the ownership of a substantial portion of a corporation’s assets.

(A)          In general.  Change in the ownership of a substantial portion of a corporation’s assets.  A change in the ownership of a substantial portion of a corporation’s assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or person) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(B)           Transfers to a related person.

(1)           There is no change in control event when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the

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transfer.  A transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred to —

(i)  A shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)  An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the corporation;

(iii)  A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the corporation; or

(iv)  An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in “(iii)” immediately preceding.

(2)           A person’s status is determined immediately after the transfer of the assets.  For example, a transfer to a corporation in which the transferor corporation has no ownership interest before the transaction, but which is a majority-owned subsidiary of the transferor corporation after the transaction is not treated as a change in the ownership of the assets of the transferor corporation.

(C)           Persons acting as a group.  Persons will not be considered to be acting as a group solely because they purchase assets of the same corporation at the same time.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of assets, or similar business transaction with the corporation.  If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase, or acquisition of assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

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